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                                  EXHIBIT 9.2

                                VOTING AGREEMENT

     This Voting Agreement, dated as of February 5, 2004 (this "Agreement"), is made by Avalanche Resources, Ltd. ("Avalanche"), Henry W. Sullivan ("Sullivan") and Mark Neuhaus ("Neuhaus"), each a "Stockholder" and collectively, the "Stockholders", and Tie Investors, LLC (the "Lender"), pursuant to Section 5.2 of the Construction Loan Agreement of even date herewith (the "Loan Agreement") by and among Lender and TieTek LLC ("Borrower"), North American Technologies Group, Inc. (the "Company") and TieTek Technologies, Inc. ("TTT"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Loan Agreement.

     WHEREAS, it is in the best interests of each of the Stockholders, as stockholders in the Company, for Lender to enter into the Loan Agreement and each of the Loan Documents, including but not limited to the Regulations of Borrower pursuant to which TTT grants to Sponsor Investments, LLC an option to convert its one Class B Membership Interest into 499 Class A Membership Interests in the Borrower, and to consummate the transactions contemplated thereby (hereinafter, collectively, the "Transaction"); and

     WHEREAS, as a condition to the consummation of the Transaction, Lender has required that the Stockholders, and the Stockholders have agreed to, vote their shares of Company Common Stock in favor of the Transaction at any meeting of the stockholders of the Company called for the purpose of approving or ratifying the Transaction;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the Stockholders, individually and severally, hereby agrees as to himself or itself as follows:

     1. Voting of Shares. At any meeting of the stockholders of the Company and at every adjournment or postponement thereof, however called, and in any action by written consent of the stockholders of the Company, (any such meeting or action by consent, a "Stockholders' Meeting"), each of the Stockholders will vote all shares of Company Common Stock owned beneficially or of record by him or it as of the record date of such Stockholders' Meeting (the "Shares") (i) in favor of approval and adoption of the Loan Agreement and each of the Loan Documents (as amended from time to time); (ii) in favor of any other matter reasonably determined to be necessary for consummation of the transactions contemplated by the Loan Agreement and each of the Loan Documents; (iii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Loan Agreement and each of the Loan Documents; and (iv) against any action or agreement that would reasonably be expected to impede, interfere with, delay or attempt to discourage the Transaction; and in connection with the foregoing to execute any documents which are necessary or appropriate in order to effectuate the foregoing. Except as set forth in this Agreement, each Stockholder may vote its Shares on all other matters submitted for the vote or consent of such Stockholder.

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     2.  Irrevocable Proxy. Each of the Stockholders hereby irrevocably grants to and appoints Lender, and any individual designated in writing by it, and each of them individually, as its proxy and attorney-in-fact in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), with full power of substitution and re-substitution, for and in its name, place and stead, to vote his or its Shares at any Stockholders' Meeting called for the purpose of voting on approval of the Transaction. Each of the Stockholders hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and
(iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

     3. Power, Binding Agreement. Each of the Stockholders has the legal capacity and all requisite power and authority to enter into and perform all of his or its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each of the Stockholders and constitutes a valid and binding obligation of him or it, enforceable against him or it in accordance with its terms.

     4. No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or the Shares owned by such Stockholder.

     5. Termination. This Agreement shall terminate upon the approval by the requisite vote of the stockholders of the Company of the Transaction.

     6.  Miscellaneous.

     (a) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, with respect thereto, and this Agreement is not intended to confer upon any other person any rights or remedies hereunder. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the Stockholders and Lender.

     (b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a

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mutually acceptable manner in order that the terms of this
Agreement remain as originally contemplated to the fullest extent possible.

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

     (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     (e) Specific Performance. Each Stockholder acknowledges that if such Stockholder fails to perform any of his or its obligations under this Agreement, immediate and irreparable harm or injury would be caused to Lender for which money damages would not be an adequate remedy. In such event, each Stockholder agrees that Lender shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Lender should institute an action or proceeding seeking specific enforcement of the provisions hereof, each Stockholder hereby waives the claim or defense that Lender has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

     (f) Notice. All notices and other communications hereunder shall be in writing (including facsimile or similar writing) and shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified opposite his or its name on the signature page hereof and the appropriate facsimile confirmation is received or (ii) if given by any other means, when delivered to the address shown opposite his or its name on the signature page hereof (or at such other address for a party as shall be specified by like notice).

     (g) Consent to Jurisdiction. The parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the District of Delaware and the state courts of the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. To the fullest extent permitted by law, the parties hereto further agree that service of any process, summons, notice or document by U.S. certified or registered mail to such party's address for notices as set forth in Section 6(f) shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the District of Delaware or the state courts of Delaware, and hereby irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum. The parties hereby irrevocably waive, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this Agreement or any of the transactions contemplated hereby.

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     (h) Registered Agent. To the extent that a party to this Agreement is not otherwise subject to service of process in the State of Delaware, such party hereby appoints The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801, as such party's agent in the State of Delaware for acceptance of legal process, and agrees that service made on such agent shall have the same legal effect as if served upon such party personally within the State of Delaware.

     IN WITNESS WHEREOF, each of the Stockholders has signed or caused this Agreement to be signed by its duly authorized officer as of the date first written above.

Address for Notice:                     AVALANCHE RESOURCES, LTD.


                                        By:  Avalanche Management Corporation,
                                             its General Partner


                                        By: /s/ Kevin C. Maddox
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                                                Kevin C. Maddox, President
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                                            /s/ Henry W. Sullivan
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                                                Henry W. Sullivan
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                                            /s/ Mark Neuhaus
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                                                Mark Neuhaus
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